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                                                                      EXHIBIT 21

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SUBSIDIARIES                                       JURISDICTION OF INCORPORATION
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
Aveta New Jersey, Inc.                                    New Jersey
Aveta Nevada, Inc.                                        Nevada
NAMM Holdings, Inc.                                       Delaware
       NAMM Illinois, Inc.                                Delaware
       North American Medical Management                  Tennessee
California, Inc.
        Health First Options, Inc.                        California
        PrimeCare Medical Network, Inc.                   California
        PrimeCare of Citrus Valley, Inc.                  California
        PrimeCare of Corona, Inc.                         California
        PrimeCare of Fontana, Inc.                        California
        PrimeCare of Hemet Valley, Inc.                   California
        PrimeCare of Inland Valley, Inc.                  California
        PrimeCare of Moreno Valley, Inc.                  California
        PrimeCare of Redlands, Inc.                       California
        PrimeCare of Riverside, Inc.                      California
        PrimeCare of San Bernardino, Inc.                 California
        PrimeCare Specialty IPA, Inc.                     California
        PrimeCare of Sun City, Inc.                       California
        PrimeCare of Temecula, Inc.                       California

MMM Holdings, Inc.                                        Puerto Rico
        MMM Healthcare, Inc.                              Puerto Rico
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